                                                                   EXHIBIT 10.10

                                                              ARTHUR E. LOMENICK



                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of January 1, 1997, by and between COLUMBUS REALTY TRUST, a Texas real estate investment trust with offices at 15851 Dallas Parkway, Suite 855, Dallas, Texas 75240 (the "Company") and Arthur E. Lomenick, an individual residing at 6629 Willow Lane, Dallas, Texas 75230 (the "Executive").

     WHEREAS, the Executive is currently employed by the Company as its Senior Vice President-Development;

     WHEREAS, the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company; and

     WHEREAS, this Agreement shall supersede and replace all prior employment agreements between the Company and the Executive.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration (including, without limitation, the award of restricted Common Shares contemplated herein), the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment.  The Company hereby agrees to employ the Executive, and the
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Executive hereby agrees to be employed by the Company, for a term (the
"Employment Period") commencing on the date hereof and expiring on December 31, 1999 (the "Expiration Date"); provided that such Expiration Date shall automatically be extended to December 31, 2000 and each December 31 thereafter, if written notice is not given, by Executive to the Company or by the Company to Executive, of such party's intent not to extend or renew this Agreement at least six (6) months prior to the Expiration Date (as such date may have been previously extended pursuant to this Paragraph 1).

     2.  Duties and Responsibilities.  During the Employment Period, the
         ---------------------------
Executive shall devote substantially all of his best efforts and all of his business time, skill and attention to the business of the Company. Executive shall hold the office of Senior Vice President-Development of the Company and shall, during the Employment Period, hold such additional offices to which Executive may be elected by the Board of Trust Managers of the Company (the "Board"). Executive shall perform such duties as may, from time to time be specifically enumerated by the Board, the Chairman of the Board, Chief Executive Officer, Chief Operating Officer or any other executive officer of the Company; provided that Executive's duties shall not be materially different than those typically held by other comparable officers of real estate investment trusts similar to the Company. The foregoing is not intended to preclude the Executive from owning and managing personal investments, including real estate investments, subject to the restrictions set forth in Paragraph 11 hereof and provided that the time devoted to such activities shall not be material and shall not detract from the performance of the Executive's duties hereunder.

     3.  Compensation.
         ------------

          (a) Annual Base Salary.  For all services rendered by the Executive
              ------------------
     pursuant to this Agreement, the Company shall pay to the Executive an annual base salary in the amount of $150,000 (which may consist, in part, of restricted Common Shares as contemplated below) for the period from the date hereof through December 31, 1997 (as adjusted from time to time, the "Annual Base Salary"). Thereafter, the Annual Base Salary may be increased as determined by the Executive Compensation Committee (herein so called) of the Board in its sole discretion. In no event shall the Annual Base Salary be reduced. All such compensation shall be paid bi-weekly or at such other regular intervals, not less frequently than monthly, as the Company may establish from time to time for executive employees of the Company. In each calendar year during the term hereof, the Company may issue to Executive, in satisfaction of a portion of Executive's Annual Base Salary, restricted common shares of beneficial interest of the Company, par value $.01 per share (the "Common Shares") having a fair market value of up to $25,000, determined as of the date of grant (based upon the average closing price of the Company's Common Shares on the New York Stock Exchange during the 30-day period preceding the date of grant) and without taking into account any conditions, restrictions or forfeiture provisions applicable to such Common Shares to be issued to Executive. Any such award of restricted Common Shares shall be made on such date during the first quarter of the applicable calendar year as determined by the Board or the committee administering any plan pursuant to which such restricted Common Shares may be issued. The date of grant and the terms, conditions, restrictions and forfeiture provisions shall be set forth in a written award agreement evidencing such grant which shall contain substantially the same terms and conditions as contained in the Award Agreement dated January 8, 1996, awarding Executive 2,711 restricted Common Shares. Any such award of restricted Common Shares in any calendar year shall reduce the cash portion of the Annual Base Salary payable for such calendar year by an amount equal to the fair market value (determined as set forth above) of the restricted Common Shares issued.

          (b) Bonus.  In addition to the compensation set forth in Paragraph
              -----
     3(a) above, the Executive may be awarded such bonus for each calendar year of his employment hereunder as the Executive Compensation Committee shall determine in their sole discretion. In determining such bonus, the Executive understands that the Executive Compensation Committee will consider, without limitation, the following factors with respect to the applicable calendar year: the financial performance, business performance and growth of the Company and the Executive's department during such period; whether Executive's department has satisfied or achieved specified goals; Executive's responsibilities as an officer of the Company (including his participation in transactions of particular financial or business significance to the Company) during such period; the total compensation package paid to executive officers having similar responsibilities as the Executive who are employed by real estate investment trusts which are similar to the Company; and such other factors as the Executive Compensation Committee may deem appropriate in its sole discretion.

          (c) Withholding.  The Company shall have the right to deduct and
              -----------
     withhold from such compensation all social security and other federal, state and local taxes and charges which currently are or which hereafter may be required by law to be so deducted and withheld.

          (d) Expenses.  The Company shall promptly reimburse the Executive for
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     all out-of-pocket expenses actually and necessarily incurred by him in the conduct of the business of the Company against reasonable substantiation submitted with respect thereto.

     4.   Benefits.  The Executive shall be entitled to the following benefits:
          --------

          (a) participation in the Company's Profit Sharing Plan, Share Option Plan, Management Incentive Plan, Employee Stock Purchase Plan and other benefit plans made generally available to executives of the Company;

          (b) participation in any health insurance, disability insurance, group life insurance or other welfare benefit programs made generally available to executives of the Company; and

          (c) paid vacation each year, to be taken at such times that are consistent with the reasonable business needs of the Company. All vacation shall be subject to the policies and procedures of the Company.

     5.   Indemnification.  The Company shall indemnify the Executive in the
          ---------------
performance of his duties pursuant to the Amended and Restated Bylaws of the Company and to the fullest extent allowed by applicable law.

     6.   Termination of the Agreement.
          ----------------------------

          (a) Disability.  If the Executive shall fail, because of illness or
              ----------
     incapacity, to render the services contemplated by this Agreement for six successive months, the Board may determine, on the basis of the advice of an independent qualified physician, that the Executive has become disabled. If within thirty (30) days after the date on which written notice of such determination is given to the Executive, the Executive shall not have returned to the full-time performance of his duties hereunder, the Company may terminate this Agreement and the employment of the Executive hereunder in accordance with Paragraph 8 hereof.

          (b) Death.  Except as otherwise provided in this Agreement, if the
              -----
     Executive shall die during the term of this Agreement, this Agreement shall be deemed to have been terminated as of the date of death of the Executive.

          (c) For Cause.  The Company, by notice to the Executive, may terminate
              ---------
     this Agreement prior to the Expiration Date for Cause (as hereafter defined). As used herein, "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) for a period of thirty (30) days after a written demand for performance is delivered to the Executive by the Company, specifically identifying the manner in which the Company believes that the Executive has not satisfactorily performed his duties, (ii) the engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise or (iii) the violation by the Executive of the provisions of Paragraphs 9, 10 or 11 hereof.

          (d) For Good Reason.  The Executive may terminate this Agreement prior
              ---------------
     to the Expiration Date for "Good Reason" if any of the following events occurs without the Executive's express written consent:

                 (i) any assignment to Executive, without Executive's prior written consent, of duties materially different than those contemplated by Paragraph 2 hereof;

                 (ii) a reduction in the Executive's Annual Base Salary or any material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or any other failure by the Company to comply with Paragraph 3 hereof; or

                 (iii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Paragraph 15 hereof.

     7.   Date of Termination, Etc.  "Date of Termination" shall mean the date
          -------------------------
Executive's employment is terminated pursuant to Paragraph 6 above.

     8.   Compensation Upon Termination, During Disability or Upon Change of
          ------------------------------------------------------------------
Control.
-------

          (a) Disability or Death.  During any period that the Executive fails
              -------------------
     to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his Annual Base Salary at the rate in effect at the commencement of any such period until his employment is terminated pursuant to Paragraph 6(a) hereof, together with the average prorata bonus payable pursuant to Paragraph 3(b). If the Executive's employment shall be terminated by reason of the Executive's death, the Annual Base Salary together with the average prorata bonus payable pursuant to Paragraph 3(b) which has accrued through the Date of Termination shall be paid to the Executive's estate or personal representative. Following termination pursuant to Paragraph 6(a) or Paragraph 6(b) hereof, the Company will pay to the Executive, his estate or personal representative 2.99 times the Executive's Total Compensation (as defined below) for the immediately preceding twelve-month period to and including the date of termination. "Total Compensation" shall mean compensation of any nature and from any source, including, without limitation, (i) Annual Base Salary, (ii) bonus awards (whether cash or noncash), (iii) the fair market value of any common shares or other shares of capital stock, stock options or other equity based compensation awarded to the Executive during the relevant twelve (12) month period, whether or not vested, restricted or subject to forfeiture (the fair market value which shall be determined as of the date of grant without taking into consideration any provisions as to vesting or forfeiture or provisions as to restriction on transfer) and (iv) all perquisites paid, awarded or otherwise available to the Executive during the relevant period. The aforesaid amount shall be payable, at the option of the Executive, his estate or personal representative, either (A) in full immediately upon such termination or (B) semi-monthly over the remainder of the Employment Period.

          (b) For Cause or Without Good Reason.  If the Executive's employment
              --------------------------------
     shall be terminated, at any time prior to the Expiration Date, for Cause or by him other than for Good Reason, the Executive shall be paid the Executive's Annual Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given. The Company shall thereafter have no further obligations to the Executive under this Agreement. Notwithstanding the foregoing, in the event of the termination by Executive of his employment without Good Reason at any time within the twelve (12) month period following the date of the occurrence of a "Change of Control" as defined below, the Company shall pay to Executive, in addition to Executive's Annual Base Salary through the Date of Termination, a lump sum payment in an amount equal to the prorata portion of Executive's Annual Base Salary which would have been payable to Executive during the three (3) month period following the Date of Termination. In addition, notwithstanding the foregoing or any provisions of any stock option or stock award agreement, in the event of such termination following a "Change in Control," all unvested Common Shares of the Company owned or held by Executive (whether restricted or unrestricted) and all unvested options or other rights to acquire Common Shares of the Company shall become immediately vested and no longer subject to forfeiture or shall become fully vested and immediately exercisable for the sixty (60) days following Executive's termination of employment, as applicable. In the event of any conflict between the provisions of any stock option award agreement or any agreement evidencing a grant of restricted stock or other similar award and the foregoing provisions, the foregoing provisions shall control. A "Change in Control" for purposes of this Agreement shall mean the occurrence of any of the following events:
     (i) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any employee benefit plan sponsored by the Company, becomes the "beneficial owner," as such term is used in Section 13 of the Exchange Act, of thirty percent (30%) or more of the Common Shares of the Company issued and outstanding immediately prior to such acquisition; (ii) any Common Shares of the Company are purchased pursuant to a tender or exchange offer other than an offer by the Company; or (iii) the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than thirty percent (30%) of the voting power of the surviving or acquiring corporation.

          (c) Other than for Cause.  If the Executive's employment shall be
              --------------------
     terminated by the Company other than (i) for Cause or (ii) upon death or disability, the Executive shall be paid the Executive's Annual Base Salary plus the average prorata bonus payable pursuant to Paragraph 3(b) through the Date of Termination. In addition, the Company will pay to the Executive 2.99 times the Executive's Total Compensation for the immediately preceding twelve-month period. The aforesaid amount shall be payable, at the option of the Executive, either (i) in full immediately upon such termination or (ii) semi-monthly over the remainder of the Employment Period. In addition, the Executive shall be entitled, at the option of the Executive, (i) to exercise any options to purchase Shares granted to the Executive, whether or not then vested, in accordance with the terms of the applicable share option agreement or plan, or (ii) to retain any Shares awarded to the Executive whether or not vested on the Date of Termination.

          (d) For Good Reason.  If the Executive's employment shall be
              ---------------
     terminated by the Executive for Good Reason, the Executive shall be paid the Executive's Annual Base Salary plus the average prorata bonus payable pursuant to Paragraph 3(b) through the Date of Termination. In addition, the Company will pay to the Executive the lesser of (i) two times the Executive's Total Compensation for the immediately preceding twelve-month period or (ii) the Executive's Total Compensation for the preceding twelve-month period multiplied by the number of years, including any fractions thereof, remaining until the Expiration Date. The Executive shall be entitled, at the option of the Executive, (i) to exercise any options to purchase Shares granted to the Executive whether or not then vested, in accordance with the terms of the applicable share option agreement or Plan and (ii) to retain any Shares awarded to the Executive (whether or not then vested).

          (e) Other Benefits.  In addition to all other amounts payable to the
              --------------
     Executive under this Paragraph 8, the Executive shall be entitled to receive all retirement benefits payable to him under the Company's benefit plans applicable to him and any other plan or agreement relating to retirement benefits as in effect on the Date of Termination.

          (f) No Requirement to Mitigate.  The Executive shall not be required
              --------------------------
     to mitigate the amount of any payment provided for in this Paragraph 8 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Paragraph 8 be reduced by any compensation earned by him as the result of employment by, or any services provided to, another employer (whether or not a successor to the Company) or by retirement benefits after the Date of Termination, or otherwise.

     9.   Confidential Information.  The Executive understands and acknowledges
          ------------------------
that during his employment with the Company, he will be exposed to Confidential Information (defined below), all of which is proprietary and which will rightfully belong to the Company. The Executive will hold in a fiduciary capacity for the benefit of the Company all such Confidential Information obtained by the Executive during his employment with the Company and will not, directly or indirectly, at any time, either during or after his employment with the Company, without the Company's prior written consent, use, publish, disseminate, or otherwise disclose any of such Confidential Information to any individual or entity other than the Company or its employees, except as required in the performance of his duties for the Company. The Executive shall take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft. The term "Confidential Information" shall mean any information not generally known in the relevant trade or industry which was (i) obtained from the Company or its predecessors or (ii) learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by the Executive on behalf of the Company or its predecessors.

     10.  Return of Documents.  All writings, records, and other documents and
          -------------------
things containing any Confidential Information shall be the exclusive property of the Company, shall not be copied, summarized, extracted from, or removed from the premises of the Company, except in pursuit of the business of the Company and at the direction of the

Company, and shall be delivered to the Company, without retaining any copies, upon the termination of the Executive's employment or at any time as requested by the Company.

     11.  Noncompete.  The Executive agrees that:
          ----------

          (a) At all times during which the Executive is employed by the Company, the Executive agrees to conduct all multifamily residential development, construction, acquisition and management activities through the Company. In addition, if Executive terminates his employment hereunder prior to the Expiration Date without Good Reason (other than termination by Executive of his employment within the twelve (12) month period following the occurrence of a "Change of Control") or the Company terminates Executive's employment hereunder for Cause, then beginning on the Date of Termination and for a one (1) year period thereafter (such one (1) year period, the "Noncompetition Period"), the Executive shall not, within twenty (20) miles of (i) any of the multifamily residential properties owned by the Company on the first day of the Noncompetition Period, (ii) any tract of land owned by the Company with respect to which the Company has undertaken substantial development activities and on which the Company intends, as of the first day of the Noncompetition Period, to develop a multifamily residential property or (iii) any property which, prior to the first day of the Noncompetition Period, the Company had entered into a definitive purchase agreement to acquire or had proposed to acquire for the purposes of development thereof (the areas described in (i), (ii) and (iii) above being collectively referred to herein as the "Restricted Area"), directly or indirectly, engage in, or own, invest in, manage or control any venture or enterprise engaged in, any multifamily residential real estate development, construction, acquisition or management activities. Nothing herein shall prohibit the Executive from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a corporation or other entity engaged in such business which is publicly traded, so long as he has no active participation in the business of such corporation or other entity.

          (b) If, at the time of enforcement of this Paragraph 11, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable, the parties agree that reasonable maximum duration, scope, area or other restrictions may be substituted by such court for the stated duration, scope, area or other restrictions.

     12.  Remedies.  The parties hereto agree that both the Company and the
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Executive would suffer irreparable harm from a breach by the other party of any of the covenants or agreements contained herein. Therefore, in the event of the actual or threatened breach by either party of any of the provisions of this Agreement, the other party may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof.

     13.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
          -------------
ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     14.  Entire Agreement.  This Agreement sets forth the entire agreement of
          ----------------
the parties with respect to the subject matter hereof and is intended to supersede all prior employment negotiations, understandings and agreements. Notwithstanding the foregoing, no provisions of this Agreement are intended to or shall be deemed to supersede (except as expressly set forth in Paragraph 8(b)), alter, impair or detract from in any manner any rights or benefits awarded to Executive or to which Executive may otherwise be entitled pursuant to any grant or award by the Company to the Executive of stock options, restricted Common Shares or other rights with respect to securities of the Company, whether now existing or hereafter granted.

     15.  Successors; Binding Agreement.
          -----------------------------

          (a) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate.

          (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain and deliver to Executive such assumption and agreement prior to (but effective only upon) such succession shall be a breach of this Agreement, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement, expressly, by operation of law, or otherwise.

     16.  Notices.  All notices provided for in this Agreement shall be in
          -------
writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by telex, telegram or mailgram, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Paragraph
16. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

     17.  Survival.  The Company's obligations under Paragraph 8 shall survive
          --------
the termination of this Agreement. The Executive's obligations under Paragraphs 9, 10 and 11 shall survive the termination of this Agreement.

     18.  Severability.  If any provision in this Agreement is determined to be
          ------------
invalid, it shall not affect the validity or enforceability of any of the other remaining provisions hereof.

                [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    COLUMBUS REALTY TRUST:



                                    By:  /s/   Will Cureton
                                       -----------------------------------------
                                      Name:   Will Cureton
                                           -------------------------------------
                                      Title:    Chief Operating Officer
                                            ------------------------------------



                                    EXECUTIVE:


                                      /s/   Arthur E. Lomenick
                                    --------------------------------------------
                                    Arthur E. Lomenick